UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023 (July 18, 2023)

Activision Blizzard, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2701 Olympic Boulevard, Building B Santa Monica, CA 90404
(Address of principal executive offices)

Registrant’s telephone number:  (310) 255-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000001 par value	ATVI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Letter Agreement to Merger Agreement

As previously disclosed, on January 18, 2022, Activision Blizzard, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Microsoft Corporation, a Washington corporation (“Parent”), and Anchorage Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”, and together with the Company and Parent, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

On July 18, 2023, the Parties entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other things:

•	each of Parent and Merger Sub:

o	certified to the Company that the conditions to Closing with respect to (x) the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality qualifiers, and (y) the performance and compliance in all material respects by Parent and Merger Sub with all covenants and obligations required to be performed and complied with by them under the Merger Agreement, in each case, would be satisfied as of the date of the Letter Agreement if the Closing were to occur on the date of the Letter Agreement;

o	acknowledged and agreed that as of the date of the Letter Agreement, to the Knowledge of Parent, no event, development, circumstance, change, effect or occurrence had occurred that would cause any of the conditions to Closing with respect to (x) the accuracy of the representations and warranties of the Company in the Merger Agreement, subject to applicable materiality qualifiers, (y) the performance and compliance in all material respects by the Company with all covenants and obligations required to be performed and complied with by it under the Merger Agreement, and (z) the absence of any Company Material Adverse Effect after the date of the Merger Agreement that is continuing, in each case, to not be satisfied if the Closing were to occur on the date of the Letter Agreement; and

o	agreed not to assert that (x) any of such conditions are not satisfied at the Closing or (y) the Parent Termination Fee is not payable, in each case of clause (x) and (y), as a result of any events, developments, circumstances, changes, effects or occurrences of which Parent or Merger Sub had Knowledge as of the date of the Letter Agreement;

•	the Company:

o	certified to Parent and Merger Sub that the conditions to Closing with respect to (x) the accuracy of the representations and warranties of the Company in the Merger Agreement, subject to applicable materiality qualifiers, (y) the performance and compliance in all material respects by the Company with all covenants and obligations required to be performed and complied with by it under the Merger Agreement, and (z) the absence of any Company Material Adverse Effect after the date of the Merger Agreement that is continuing, in each case, would be satisfied as of the date of the Letter Agreement if the Closing were to occur on the date of the Letter Agreement;

o	acknowledged and agreed that as of the date of the Letter Agreement, to the Knowledge of the Company, no event, development, circumstance, change, effect or occurrence had occurred that would cause any of the conditions to Closing with respect to (x) the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality qualifiers, and (y) the performance and compliance in all material respects by Parent and Merger Sub with all covenants and obligations required to be performed and complied with by them under the Merger Agreement, in each case, to not be satisfied if the Closing were to occur on the date of the Letter Agreement; and

o	agreed not to assert that any such conditions are not satisfied at the Closing as a result of any events, developments, circumstances, changes, effects or occurrences of which the Company had Knowledge as of the date of the Letter Agreement;

•	each of Parent and the Company waived any right to terminate the Merger Agreement other than (i) pursuant to mutual agreement or (ii) if the Merger has not been consummated prior to 11:59 p.m. (Pacific time) on October 18, 2023 (the “Waiver Period”);

•	each of the Parties waived any failure of the conditions to Closing set forth in the Merger Agreement with respect to the expiration or termination of the applicable waiting period pursuant to, or obtaining all requisite clearances, consents and approvals pursuant to, the HSR Act and the antitrust and foreign investment laws of certain specified countries, without the imposition of any action that would reasonably be expected to (i) have a material adverse impact on the Company and its Subsidiaries, taken as a whole, (ii) have a material impact on the benefits expected to be derived from the Merger by Parent or (iii) have a more than immaterial impact on any business or product line of Parent (any of clauses (i), (ii) or (iii), a “Burdensome Condition”), in each case, other than with respect to the United Kingdom;

•	each of the Parties waived any failure of the condition to Closing set forth in the Merger Agreement with respect to the absence of any applicable prohibitive law or injunction due to (i) any governmental authority seeking to prohibit, make illegal or enjoin the consummation of the Merger or seeking to impose a Burdensome Condition, (ii) any governmental authority imposing a Burdensome Condition, or (iii) any governmental authority prohibiting, making illegal or enjoining the consummation of the Merger, and in the case of clauses (ii) and (iii), other than in the United Kingdom or the United States;

•	each of Parent and Merger Sub waived any failure of the condition to Closing with respect to the Company’s performance and compliance in all material respects with all covenants and obligations required to be performed and complied with by it under the Merger Agreement, other than any failure for any such matters that constitute willful breaches of such covenants or obligations following the date of the Letter Agreement;

•	each of Parent and Merger Sub waived the forbearance covenant set forth in the Merger Agreement with respect to the declaration and payment of dividends solely to permit the Company to declare and pay one regular cash dividend for fiscal year 2023 on Company Common Stock in an amount per share of Company Common Stock not in excess of $0.99, prior to and not contingent on the Closing;

•	the Company waived any right to the Parent Termination Fee during the Waiver Period, after which the Parent Termination Fee, if payable under the Merger Agreement after (x) August 29, 2023, shall be increased from $3,000,000,000 to $3,500,000,000 and (y) September 15, 2023, shall be increased from $3,500,000,000 to $4,500,000,000;

•	Parent and Merger Sub waived any right to not pay the first $3,000,000,000 of the Parent Termination Fee, if otherwise payable pursuant to the Merger Agreement (which amount shall be payable regardless of any breach of the Merger Agreement by the Company);

•	Parent and Merger Sub waived any right to not pay any portion of the Parent Termination Fee in excess of $3,000,000,000, to the extent otherwise payable pursuant to the Merger Agreement:

o	(i) as a result of a breach by the Company of any representation, warranty or covenant in the Merger Agreement, whether before or after the date of the Letter Agreement, other than the willful breach by the Company of a covenant required to be performed after the date of the Letter Agreement by it that is the proximate cause of the failure of the conditions to Closing with respect to the expiration or termination of the applicable waiting period pursuant to, or obtaining all requisite clearances, consents and approvals pursuant to, the HSR Act and the antitrust and foreign investment laws of certain specified countries, without the imposition of a Burdensome Condition; or
o	(ii) in the event that Parent or any of its Subsidiaries materially breaches the Merger Agreement after the date of the Letter Agreement;

•	each of the Parties waived any requirement to take the actions set forth on Section 6.15 of the Company Disclosure Letter;

•	the Parties agreed that, effective from and after October 18, 2023, Parent and its Affiliates shall pay to the Company 100% of all proceeds or other payments for games of the Company and its Affiliates, and the Company shall be entitled to offset any payments owed to the gaming business of Parent or its Affiliates pursuant to the existing agreements between the Company or its Affiliates and Parent or its Affiliates, on a combined basis, in an amount up to $250,000,000 for each of the 12-month periods ending December 31, 2023 and December 31, 2024 (for an aggregate amount up to $500,000,000), subject to the terms set forth in the Letter Agreement (collectively, the “Commercial Arrangements”);

•	the Parties agreed that the Commercial Arrangements shall only take effect if the Merger Agreement has been terminated in circumstances in which the Parent Termination Fee is payable pursuant to the Merger Agreement; and

•	Parent will continue to use its best efforts to consummate the Merger, and Parent may seek to pursue an agreement with the Competition and Markets Authority of the United Kingdom to hold separate the Company or certain assets of the Company or to implement other lawful alternatives to consummate the Merger, and the Company will continue to cooperate with Parent and use its best efforts to take all actions and do all things necessary, proper or advisable and consented to by Parent in furtherance of such efforts, in each case, subject to the terms and conditions of the Merger Agreement.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Merger Letter Agreement, dated as of July 18, 2023, by and among Microsoft Corporation, Anchorage Merger Sub Inc. and Activision Blizzard, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	Activision Blizzard, Inc.

	By:	/s/ Luci Altman
		Name:	Luci Altman
		Title:	Senior Vice President, Corporate Governance and Corporate Secretary